UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 6, 2004

IMPAX LABORATORIES, INC.
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(Exact name of registrant as specified in its charter)

Delaware	0–27354	65-0403311

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

30381 Huntwood Avenue
Hayward, CA 94544
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(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (510) 476–2000

Item 9. Regulation FD Disclosure

On January 6, 2004, Impax Laboratories, Inc. issued a press release announcing that Chairman Charlie Hsiao, PhD will be leading a new venture, IMPAX Technologies, that will operate as a division of IMPAX Laboratories. In order to concentrate his efforts on this new endeavor, Dr. Hsiao is relinquishing his position as Co-Chief Executive Officer, but will remain as Chairman of the Board. In line with the changes in Dr. Hsiao’s role, IMPAX’s Board of Directors has elected Barry R. Edwards, sole Chief Executive Officer effective January 1, 2004. Previously, Mr. Edwards had been Co-Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impax Laboratories, Inc.

Date: January 6, 2004
	By:	/s/ Barry R. Edwards

Barry R. Edwards
Chief Executive Officer